LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into as of October
28, 1999, by and between:

(i)  See Exhibit "A" ("Landlord"), and

(ii) VICORP RESTAURANTS, INC., a Colorado corporation,
With a mailing address of 400 West 48th Avenue, Denver, Colorado
80216 ("Tenant").

                           WITNESSETH:

     Landlord leases to Tenant, for the purpose of operating a Bakers Square Restaurant and for such other purpose as is specifically authorized in paragraph 12(b) of this Lease (but for no other use or purpose whatsoever) and subject to the terms and conditions of the Rent Addendum attached hereto, and Tenant rents from Landlord the properties described in Exhibit "A" attached hereto and made a part thereof, together with all rights and privileges in and about the Premises as may be necessary or convenient to Tenant's business, inclusive of all easements benefiting the real property described in Exhibit "A". Premises shall include all improvements and structures whether now existing or hereafter constructed thereon. The following additional stipulations are thereby declared to be covenants of this Lease and shall, unless otherwise expressly stated, be applicable at all times throughout the term of this Lease and any extension or renewal thereof:

1.   DEFINITIONS

     For purposes of this Lease, the following terms are hereby defined to mean:

     "Effective Date" shall mean the first date set forth at the beginning of this Lease.

     "Landlord" shall mean (see Exhibit "A"), its successors and assigns.

     "Lease" shall include this Lease Agreement and all amendments hereto, if any, entered into from time to time hereafter.

     "Lease Year" shall mean a fiscal period beginning on the Effective Date (and each anniversary thereof) and expiring twelve (12) months thereafter.

     "Rent" shall mean the Rent payable under this Lease as set forth in the Rent Addendum attached hereto and incorporated herein, and shall include Annual Rent (all as defined in the Rent Addendum).

2.   TERM AND RENT

     (a)  The term of this Lease shall begin on the Effective
Date and shall expire on a date fifteen (15) years thereafter unless previously terminated or renewed or extended as provided herein.

     (b)  Rent shall be due and payable as provided in the Rent
Addendum attached hereto and incorporated herein.

3.   ALTERATIONS AND IMPROVEMENTS, INVESTMENT TAX CREDIT,
     MECHANIC'S LIENS, LANDLORD'S DISCLAIMER

     (a)  Alterations and Improvements

          (i) Tenant's Property. Tenant shall be permitted to install, use on and about, and remove from the Premises at any time and from time to time all trade fixtures and other personal property (exclusive of lighting, electrical,
          heating and air conditioning improvements) which are
          not a component of the building located or to be
          located on the Premises (hereinafter referred to as the
          "Tenant's Property"), all of which at all times shall
          remain the property of Tenant with the right of removal
          (subject to paragraph (d) below) at the expiration of
          this Lease.  Trade fixtures shall include:  (1)
          removable decor items and office equipment; (2) building lettering, signs, signposts and sign standards; (3) unattached food and customer service equipment; and (4) food and customer service equipment attached to the building by bolts and screws and/or by utility connections, including without limitation, walk-in refrigerators and freezers, remote refrigeration systems, exhaust systems and hoods.

          (ii) Subsequent Improvements. Tenant shall also have the right to make any additions, alterations, changes and improvements, structural and nonstructural, including but not limited to construction of additional buildings and additions to the then existing buildings, as Tenant shall desire; provided, however, (i) Tenant shall submit plans of all structural changes to Landlord at least thirty (30) days in advance of the proposed construction date, which plans shall be subject to the Landlord's reasonable approval.
          (ii)Tenant shall provide Landlord with evidence of Tenant's financial ability to pay for such changes,
          (iii) if the cost of structural changes exceeds FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) for the Premises, Tenant shall post payment and performance bonds for such work naming Landlord and Tenant as dual obligees, (iv) all such construction shall be completed in a workmanlike manner and in full compliance with all building laws and ordinances applicable thereto, at Tenant's expense, and (v) such additions, alterations, changes and improvements shall not reduce the fair market value of the Premises. Notwithstanding the foregoing provisions of paragraph 3(a)(ii)(ii), no payment or performance bonds shall be required, provided, however: Tenant meets the minimum cash flow and net worth requirements set forth in paragraph 4(h) of this Lease; and (ii) Tenant has no more than One Million Dollars ($1,000,000.00) of contracts for construction or renovation relating to the premises identified in Exhibit "B" attached hereto at any one time.

          (iii) Improvements Upon Termination, Subletting or
          Assignment. Tenant shall have the right, at its option and expense, to redecorate or otherwise remodel the Premises upon any termination hereof or upon subletting or assignment in such manner as will, without reducing the fair market value thereof, avoid the appearance of the Bakers Square Restaurant operated under this Lease; provided, however, Tenant shall not impair the structural condition of the Premises or reduce the size thereof.

          All such Subsequent Improvements, Improvements upon
          Termination, Subletting or Assignment, or other additions, alterations, changes and improvements of any type shall be deemed to be a part of the Premises.

     (b) Investment Tax Credit. Landlord hereby grants Tenant the right and privilege of applying for and receiving all investment tax credits, if any, under the Internal Revenue Code which may be available with respect to the building and other improvements to be constructed. To this end, Landlord agrees to execute all such further documents and supply such additional information as may be required to make such election effective.

     (c) Mechanic's Liens. Tenant shall not do or suffer anything to be done whereby the Premises, or any part thereof, may be encumbered by a mechanic's lien or similar lien, and, if, whenever and as often as any mechanic's lien or similar lien is filed against the Premises, or any part thereof, purporting to be for or on account of any labor done, materials or services furnished in connection with any work in or about the Premises, done by, for or under the authority of Tenant, or anyone claiming by, through or under Tenant, Tenant shall discharge the same of record within thirty (30) days after service upon Tenant notice of the filing thereof or such longer period as agreed to by Landlord, in its sole discretion, (provided, however, Tenant is diligently and in good faith attempting to discharge such lien) or within ten (10) days after written request of Landlord, Whichever is earlier; provided, however, Tenant shall have the right to remove the lien by bonding same in accordance with applicable law and to contest any such lien; provided further that Tenant shall diligently prosecute any such contest, at all times effectively staying or preventing any official or judicial sale of the Premises under execution or otherwise, and, if unsuccessful, satisfy any final judgment against Tenant adjudging or enforcing such lien or, if successful, procuring record satisfaction or release thereof.

     (d) Landlord's Disclaimer. All of Tenant's Property placed in or upon the Premises by Tenant shall remain the property of Tenant with the right to remove the same at any time during the Term of this Lease. Landlord, if requested by Tenant, agrees to execute such documentation subordinating its lien rights (vis a vis any equipment lender or landlord) to Tenant's personalty and to all rights of levy for distraint for rent against same as shall be reasonably required by any equipment lender or lessor of Tenant;
provided any damage caused by, or resulting from the removal of any trade fixtures, equipment or other personal property shall be promptly repaired by Tenant or the party entitled to remove same.

4.   DESTRUCTION OF PREMISES; INSURANCE

     (a) If the Premises are damaged or destroyed by fire, flood, tornado or other element, or by any other casualty and such damage or destruction does not occur within the last twenty-four (24) months of the original or of any extended or renewed term of this Lease, this Lease shall continue in full force and effect and Tenant shall, as promptly as possible, restore, repair, rebuild the Premises to substantially the same condition as it existed before the damage or destruction, including any improvements or alterations required to be made by any governmental body, county or city agency, due to any changes in code or building regulations.
Tenant shall for this purpose use all, or such part as may be necessary, of the insurance proceeds received from insurance policies carried on the Premises under the provision of subparagraph 4(b) here in below. If such insurance proceeds are not sufficient to pay such costs, Tenant shall pay such deficit.
Should the Premises be damaged or destroyed by any of the foregoing described casualties within the last twenty-four (24) months of the original term or of any extended or renewed term of this Lease, to the extent that they are untenantable or unsuitable, in Tenant's opinion for continued use in the normal conduct of Tenant's business, Tenant shall have the right, exercisable by written notice to Landlord given within sixty (60) days after the date of such damage or destruction, of terminating this Lease effective upon the date of such damage or destruction. If Tenant terminates this Lease as thus provided
Landlord shall be entitled to all of the insurance proceeds on the Premises, but not to the proceeds of insurance carried by Tenant on Tenant's Property; provided, however, Tenant shall not have the right to terminate this Lease unless (1) the damage or destruction of the Premises was caused by a peril which was insured against by the provisions of subparagraph 4(b) of this Lease; (ii) at the time of such damage and destruction the said insurance policies plus any Tenant deductibles to be carried by Tenant were in the amount of the full replacement cost of such improvements and in full force and effect; and (iii) the insurer has confirmed coverage and its obligation to pay. The foregoing sixty (60) day period may be extended in the reasonable discretion of the Landlord in the event the insurer
(notwithstanding the due diligence of the Tenant) has not yet confirmed coverage or its obligation to pay as required in paragraph 4(a)(iii) above. If Tenant defaults in its obligation to carry insurance in the amount required under subparagraph
4(b), then, prior to a Tenant termination of this Lease, Tenant shall be obligated to pay toward said reconstruction or to Landlord the difference between the amount actually carried and the amount required to be carried under this paragraph.

     (b) Tenant, at its expense and as additional rent hereunder, shall throughout the term of this Lease and any extension or renewal thereof, keep the Premises insured with "all risk" coverage, including code changes, glass breakage, vandalism and malicious mischief coverage, and builders risk (if the Premises are to be constructed)("all risk" as such term is used in the insurance industry) for the full replacement value, with any deductible in excess of One Hundred Thousand Dollars
($100,000.00) to be approved by Landlord (and without any co-insurance provision (Agreed Value endorsement)). The reference to "code changes" herein shall mean that Tenant shall carry
"Ordinance and Law Coverage" with limits of not less than the building value for Coverage A (loss to the undamaged portion of the building), limits of not less than fifteen percent (15%) of the building value for Coverage B (Demolition Cost Coverage), and limits not less than fifteen percent (15%) of the building value for Coverage C (Increased Cost of Construction Coverage). If Tenant serves alcoholic beverages, or if the Premises are located in a flood or earthquake zone (as defined in subparagraphs "(e)" and "(f)" below), then additional coverage shall be obtained by Tenant in amounts and in form acceptable to Landlord.

     (c) Tenant shall maintain, at its own expense and as additional Rent, public liability insurance (including product and liquor liability) covering the Premises, for the joint benefit of and insuring Tenant and Landlord, each with coverage of not less than One Million Dollars ($1,000,000.00) per occurrence, with a Two Million Dollars ($2,000,000.00) general aggregate limit, and with umbrella liability coverage (including product and liquor liability or "following form insurance") of not less than Ten Million Dollars ($10,000,000.00) per occurrence/aggregate, with any deductible in excess of One Hundred Thousand Dollars ($100,000.00) to be approved by Landlord. Landlord (and if Landlord is either a general or limited partnership, all general partners) shall be named as an additional insured.

     (d) Tenant shall maintain, at its own expense, rental value insurance covering risk of loss due to the occurrence of any of the hazards insured against under Tenants' "all risk" coverage insurance and providing coverage in an amount sufficient to permit the payment of rents payable hereunder for a period (in such case) of not less than six (6) months.

     (e) In the event the Premises are located in an area identified by the National Flood Insurance Program as an area having "special flood hazards" (zones beginning with "A" or "V," Tenant shall maintain flood insurance for the full replacement value of the Premises, with any deductible in excess of One Hundred Thousand Dollars ($100,000.00) to be approved by Landlord.

     (f) In the event the Premises are located in a major earthquake damage area and earthquake insurance is available, Tenant shall maintain earthquake insurance for the full replacement value of the Premises, with any deductible in excess of One Hundred Thousand Dollars ($100,000.00) to be approved by Landlord.

     (g) Upon mutual agreement of the Landlord and Tenant, in writing, all stated deductibles or self insured retentions may be increased; provided, however, Tenant's EBITDA (as defined in subparagraph (h) below) and audited net worth thresholds are reasonably acceptable to the Landlord. All insurance companies providing the coverage required under this Paragraph 4 shall (unless prior written consent has been obtained by Landlord) be selected by Tenant; (ii) rated A minus (A-)(ix) or better by Best's Insurance Rating Service; (iii) licensed to write insurance policies in the state in which the Premises is located; and (iv) acceptable to Landlord in Landlord's reasonable discretion. Tenant shall provide Landlord with copies of all policies or certificates of such coverage for the insurance coverages referenced in this Paragraph 4, and all commercial general liability and umbrella liability policies shall name Landlord and any mortgagee designated by Landlord as an additional insured. All property insurance policies shall name the Landlord as a loss payee as their interests may appear, and shall provide that all losses shall be payable as herein provided. All such property insurance policies of insurance shall provide that the amount thereof shall not be reduced and that none of the provisions, agreements or covenants contained therein shall be modified or canceled by the insuring company or companies without thirty (30) days prior written notice being given to Landlord; and that all property insurance proceeds shall be paid by check jointly payable to Landlord and Tenant. Such policy or policies of insurance may also cover loss or damage to Tenant's Property, and the insurance proceeds applicable to Tenant's Property shall not be paid to Landlord or any mortgagee but shall accrue and be payable solely to Tenant. In the event of a casualty, Tenant shall be responsible for any deficiency between the replacement cost of the Premises and the amount actually paid by the insurance company.

     (h) Notwithstanding the foregoing, Tenant shall have the ongoing right during the term of this Lease to self insure
(including the right to increase all stated deductibles) for all or a portion of the insurance required hereunder, subject, however, to the following: (i) Tenant's earnings before interest, taxes, depreciation and amortization ("EBITDA") shall, for Tenant's prior fiscal year, equal or exceed the sum of Fifteen Million Dollars ($15,000,000.00) and (ii) Tenant's net worth shall at all times equal or exceed the sum of Thirty Million Dollars ($30,000,000.00).

5.   MAINTENANCE AND REPAIR; CONDITION OF PREMISES

     (a) Tenant shall maintain the Premises and all buildings and improvements thereon (interior and exterior, structural and otherwise) in good order and repair and, subject to the provisions of paragraph 4(a) with respect to damage within the last twenty-four (24) months of the Lease, and paragraph 6 herein, return the Premises and all buildings and improvements thereon at the expiration of the term of this Lease or any extension thereof in as reasonably as good condition as when received, ordinary wear and tear excepted.

     (b) Tenant agrees that Landlord shall have no obligation under this Lease to make any repairs or replacements (including the replacement of obsolete components) to the Premises or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise. The terms "repair" and "replacement" include the replacement of any portions of the Premises which have outlived their useful life during the term of the Lease (or any extensions thereof). Landlord and Tenant intend that the rent received by Landlord shall be free and clear of any expense to Landlord for the construction, care, maintenance (including common area maintenance charges and charges accruing under easements or other agreements relating to the Premises), operation, repair, replacement, alteration, addition, change, substitution and improvement of or to the Premises and any building and improvement thereon. Upon the expiration or earlier termination of this Lease, Tenant shall remain responsible for, and shall pay to Landlord, any cost, charge or expense for which Tenant is otherwise responsible for hereunder attributable to any period (prorated on a daily basis) prior to the expiration or earlier termination of this Lease.

     (c) Tenant acknowledges and agrees that the Premises is and shall be leased by Landlord to Tenant in its present "AS IS" condition, and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises is fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises is to be leased to Tenant in their existing condition, i.e., "AS IS", on and as of the Effective Date.

6.   CONDEMNATION

     (a) In the event that (i) any part of the building on the Premises or (ii) such a material portion of the land constituting a portion of the Premises (for purposes hereof, "material" shall mean 40% or more of the land constituting a portion of the Premises) or (iii) a material portion of the parking (where Landlord is unable within fourteen (14) days prior to the date of surrender to provide suitable replacement parking facilities adjacent to the Premises) shall be taken during the term of this Lease or any extension or renewal thereof for any public or quasi-public use under any governmental law, ordinance, regulation or by right of eminent domain, or shall be sold to the condemning authority under threat of condemnation, with the result occurring from (i), (ii) or (iii) above being that the Premises cannot continue to be operated as the type of restaurant contemplated herein, or if reasonable access to the adjacent roadways from the existing or comparable curb cuts shall be taken (any of such events being hereinafter referred to as a "taking"), Tenant shall have the option of terminating this Lease as of a date no earlier than the date of such taking, such termination date to be specified in a notice of termination to be given by Tenant to Landlord not fewer than fourteen (14) days prior to the date on which possession of the Premises, or part thereof, must be surrendered to the condemning authority or its designee.

     (b) In the event of any taking which does not give rise to an option to terminate or in the Event of a taking which does give rise to an option to terminate and Tenant does not elect to terminate, Landlord shall make its award available to Tenant and Tenant shall, to the extent of the award from such taking (which word "award" shall mean the net proceeds after deducting expenses of any settlement, or net purchase price under a sale in lieu of condemnation), promptly restore or repair the Premises and all improvements thereon
(except the items which Tenant is entitled to remove) to the same condition as existed immediately prior to such taking insofar as is reasonably possible. If the estimated cost of restoration or repair shall exceed the amount of Landlord's award, Tenant shall deposit with Landlord the amount of such excess. The award and any excess shall be held in trust by Landlord and used, to the extent required, for the purpose of such restoration or repair.
A just and proportionate part of the Rent payable hereunder shall be abated from the date of such taking until ten (10) days after Tenant has restored same and thereafter the Rent shall be reduced in proportion to the reduction in the then rental value of the Premises after the taking in comparison with the rental value prior to the taking. If the award shall exceed the amount spent or to be spent promptly to effect such restoration, repair or replacement, such excess shall unconditionally belong to Landlord and shall be paid to Landlord.

     (c) In the event of any partial taking where this Lease is not terminated, Tenant shall not be entitled (except for use in reconstruction) to any part of the compensation or award given Landlord for the taking of the fee of the Premises, but Tenant shall have the right to recover from the condemning authority such compensation as is specifically awarded to Tenant (i) to reimburse Tenant for any cost which Tenant may incur in removing Tenant's Property from the Premises and (ii) for loss of Tenant's business.

     (d) If this Lease is terminated by reason of a taking, then Landlord shall be entitled to receive the entire award in any such condemnation or eminent domain proceedings or purchase in lieu thereof and Tenant hereby assigns to Landlord all of its right, title and interest in and to all and any part of such award, provided, however, Tenant shall be entitled to receive any award specifically made to reimburse Tenant.

7.   TAXES AND ASSESSMENTS

     Tenant shall pay prior to delinquency all taxes and assessments which may be levied upon or assessed against the Premises and all taxes and assessments of every kind and nature whatsoever (excluding Landlord's income tax, if any) arising in any way from the use, occupancy or possession of the Premises or assessed against the improvements situated thereon, together with all taxes levied upon or assessed against Tenant's Property. To that end, Landlord shall not be required to pay any taxes or assessments whatsoever which relate to or may be assessed against this Lease, the Rent and other amounts due hereunder, the Premises, improvements and Tenant's Property. Provided, however, that any taxes or assessments which may be levied or assessed against the Premises for a period ending after the termination hereof shall be prorated between Landlord and Tenant as of such date. Within thirty (30) days after Tenant receives the paid receipted tax bills, Tenant shall furnish Landlord with copies of a paid receipt for such tax bills. Tenant may, at its option, contest in good faith and by appropriate and timely legal proceedings any such tax and assessment; provided, however, that Tenant shall indemnify and hold harmless Landlord from any loss or damage resulting from any such contest, and all expenses of same (including, without limitation, all attorneys' fees, court and other costs) are paid solely by Tenant.

8.   COMPLIANCE, UTILITIES, SURRENDER

     (a) Tenant at its expense shall promptly comply with all governmental requirements, whether or not compliance therewith shall require structural changes in the Premises; will procure and maintain all permits, licenses and other authorizations required for the use of the Premises or any part thereof then being made and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Premises, and shall comply with all easements, restrictions, reservations and other instruments of record applicable to the Premises, including without limitation, the procuring and maintaining of insurance required to be maintained by the owner or occupant of the Premises. Tenant shall indemnify and save Landlord harmless from all expenses and damages by reason of any notices, orders, violations or penalties filed against or imposed upon the Premises, or against Landlord as owner thereof, because of Tenant's failure to comply with this paragraph.

     (b) Tenant shall pay all charges for heat, water, gas, sewage, electricity and other utilities used or consumed on the Premises and shall contract for the same in its own name. Landlord shall not be liable for any interruption or failure in the supply of any such utility service to the Premises.

     (c) Tenant shall peacefully surrender possession of the Premises, the buildings and other improvements thereon, to Landlord at the expiration, or earlier termination, of the original term or any extended or renewed term of this Lease.

9.   QUIET ENJOYMENT

     Landlord covenants and warrants that Landlord has full power and authority to make this Lease, and that Tenant shall have and enjoy full, quiet and peaceful possession of the Premises, their appurtenances and all rights and privileges incidental thereto during the term hereof and any renewals or extensions, subject to the provisions of this Lease and any easements, restrictions, reservations and other instruments of record applicable to the Premises and in existence at the time of the conveyance of the Premises to Landlord by Tenant.

10.  OPTION TO RENEW

     Tenant Shall have one (1) successive ten (10) year and two
(2) successive five (5) year options (to be exercised in the order stated) to extend this Lease for up to an additional twenty
(20) years upon the same terms, covenants, conditions and rental as set forth herein provided that Tenant is not in default hereunder at the commencement of such option period. Tenant may exercise each such five (5) year option by giving written notice to Landlord not less than six (6) months prior to the expiration of the then current term of this Lease. Should Tenant fail to give Landlord such timely written notice during the required period, all remaining rights of renewal shall automatically expire.

11.  FIRST RIGHT OF REFUSAL TO PURCHASE; ECONOMIC INFEASIBILITY

     (a) So long as Tenant is not in default under this Lease, Tenant shall have the right to purchase the Premises in accordance with the terms of this paragraph. If Landlord receives and desires to accept a bona fide offer to purchase (excluding any transfer to an affiliate of Landlord) the Premises during the term of this Lease or any extension or renewal thereof, Landlord shall serve a notice on Tenant stating the name of such offeror with a copy of the terms and conditions of such offer attached and Tenant shall have the right to purchase the Premises on the same terms and conditions set forth in Landlord's notice, provided Tenant delivers written notice to Landlord of its election to do so within twenty (20) days after receipt of such notice from Landlord. If Tenant does not elect to exercise its right to purchase as aforesaid, Landlord may sell the Premises, provided the sale is consummated with the offeror and on the terms and conditions set forth in Landlord's notice to Tenant. The foregoing preemptive right shall remain in existence notwithstanding its non-exercise in respect to any sale and shall be binding upon Landlord's successors in title.

     (b) In the event the Tenant determines in its reasonable business discretion, exercised in good faith, that the Premises is inadequate or unprofitable for the purposes for which the same are then used pursuant to the Lease, then Tenant may, at Tenant's option, during the term of the Lease or any extensions thereof, give written notice to the Landlord of its intention to substitute another improved property having a Village Inn or Bakers Square located thereon, which shall have a value no less than the greater of the following: (1) the then current value of the Premises as established by a qualified independent appraiser (who is a member of the American Institute of Real Estate Appraisers); or (2) Landlord's original Purchase Price for the Premises. Such other restaurant shall be subject to Landlord's approval and shall be subject to the approval of any then mortgagee having an interest in the Premises. The terms of the related lease for such substitute property shall be identical to this Lease, except that the term shall be for the then remainder of the term of this Lease (considering renewal options). Tenant shall pay all reasonable costs associated with the closing to effect the substitution. Upon Landlord's and any mortgagee's approval of the substitution of the Premises, a closing of title shall take place as soon as reasonably practical thereafter, but in no event later than sixty (60) days after Tenant is notified that the Landlord has approved the substitution. If the Landlord and the Landlord's mortgagee (if any) do not approve such substitute property, Tenant may submit other properties to the Landlord for the Landlord's (and the Landlord's mortgagee, if any) approval.

12.  NONCOMPETE; CONDUCT OF BUSINESS

     (a) Tenant shall not own an interest in, or operate, another Bakers Square Restaurant within a Three (3) mile radius of the Premises. The foregoing restriction shall not preclude Tenant from: (i) selling its products in supermarkets and other similar stores; (ii) operating kiosks or counters from which its food products will be sold; or (iii) operating another Bakers Square concept within such three (3) mile radius provided such concept (a) does not use the word "Restaurant" in its name or advertising or promotional materials and ( b) is not larger than two thousand five hundred (2,500) total square feet in size and
(c) has limited table service. Violation of this covenant shall constitute a default hereunder and, because the parties agree that damages would not be an adequate remedy, Tenant hereby agrees that Landlord shall be entitled to equitable relief, including injunctive relief and specific performance in addition to any remedy available at law.

     (b) The use of the Premises shall be limited to the operation of a Bakers Square Restaurant or an "Approved Concept" as defined in paragraph 17(a), and Tenant shall continuously operate such restaurant on the Premises except for temporary closure due to repairs, Acts of God and similar matters. The Tenant shall at all times maintain the Premises and operate its business in compliance with all applicable regulations and requirements of all county, municipal, state, federal and other governmental authorities, and instruments of record affecting the Premises which are now in force or which are enacted during the term of the Lease.

13.  DEFAULT

     (a) If any one or more of the following events occur, said event or events shall hereby be classified as a "Default":

          (i) If Tenant fails to pay Interim Rent (if applicable), Annual Rent, any additional rent, or any other charges required hereunder or in the event there is a payment or monetary default in any other lease for a property identified on Exhibit "A" attached hereto between Tenant and Landlord or an affiliate of Landlord with the
(x) payment amount in default at any one time exceeding Fifty
Thousand Dollars ($50,000.00) or (y) the aggregate of payment or monetary defaults at any one time exceeding Fifty Thousand
Dollars ($50,000.00) when same shall become due and payable, and such failure continues for ten (10) days after written notice from Landlord.

          (ii) If Tenant shall fail to perform or observe any term, condition, covenant, agreement, or obligation of this Lease and such failure continues for fifteen (15) days after written notice from Landlord (except that such fifteen (15) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such Default, if such Default cannot be cured within such period, provided Tenant is in the process of diligently curing the same).

          (iii)  [INTENTIONALLY DELETED]

          (iv) If Tenant fails to continuously operate its business within the premises except temporary periods of closure caused by casualty, or (ii) temporary and reasonable periods of remodeling (not to exceed ninety (90) days in any Lease Year without first obtaining
Landlord's written approval).

          (v) If Tenant shall make an assignment for the benefit of creditors or file a petition, in any federal or state court, in bankruptcy, reorganization, composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property.

          (vi) If any petition shall be filed under federal or state law against Tenant in any bankruptcy, reorganization, or insolvency proceedings, and said proceedings shall not be dismissed or vacated within one hundred and twenty (120) days after such petition is filed.

          (vii) If a receiver or trustee shall be appointed under federal or state law for Tenant, or any guarantor of Tenant's obligations hereunder, for all or any portion of the property of either of them, and such receivership or trusteeship shall not be set aside within one hundred and twenty (120) days after such appointment.

     (b)  Landlord will have the remedies set forth in subparagraphs
(c) and (d) below if Tenant commits a default.

     (c) Landlord can terminate this Lease and recover possession of the Premises by (i) notifying Tenant that Landlord elects to terminate this Lease, or (ii) terminating Tenant's right to possession of the Premises. For purposes hereof, reletting the Premises or denying Tenant access to the Premises will constitute a termination of Tenant's right to possession of the Premises;
provided, however, that acts of maintenance, efforts to the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease will not constitute a termination of Tenant's right to possession. Upon any termination, Landlord has the right to recover from Tenant:

            (1) The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; plus

            (2) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

            (3) The worth, at the time of the award, of the amount by which unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

            (4) Any other amount, including court costs, and including but not limited to, allocable overhead, alterations to the building, leasing, construction, architectural, legal and accounting fees necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

The phrase "worth, at the time of the award" as used in (1) and
(2) above is to be computed by allowing interest at the rate of eighteen percent (18%) per annum, or, if less, the highest rate allowable by law. The same phrase as used in (3) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.

     (d) Landlord can continue this Lease in full force and effect, and Landlord will have the right to collect rent when due, as long as Landlord does not terminate this Lease as set forth in paragraph 13(c).

     (e) If this Lease shall terminate as provided hereinabove, Landlord may re-enter the Premises and remove Tenant, its agents and sub-tenants, together with all or any of Tenant's Property, by suitable action at law, or by force. Tenant waives any right to the service of any notice of Landlord's intention to re-enter and Landlord shall not be liable in any way in connection with any action it takes pursuant to this paragraph. Notwithstanding such re-entry or removal, Tenant's liability under the provision of this Lease shall survive and continue.

     (f) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of Default, and no waiver of Default shall be effective unless it is in writing, signed by Landlord.

14.  HOLDING OVER

     In the event Tenant remains in possession of the Premises after the expiration of this Lease, without executing a new lease, Tenant shall occupy the Premises as a tenant from month to month subject to all the terms hereof, but such possession shall not limit Landlord's rights and remedies by reason thereof nor constitute a holding over.

15.  WAIVER OF SUBROGATION

     Notwithstanding anything in this Lease to the contrary, other than Tenant's obligations to repair, restore or rebuild described in paragraph 4 hereinabove, neither party shall be liable to the other for any damage or destruction of the property of the other resulting from fire or other casualty covered by insurance required of either party hereunder, whether or not such loss, damage or destruction of property is caused by or results from the negligence of such party (which term includes such party's officers, employees, agents and invitees), and each party hereby expressly releases the other from all total liability for or on account of any said loss, damage or destruction, whether or not the party suffering the loss is insured against such loss, and if insured whether fully or partially. Each party shall procure all endorsements of insurance policies carried by it necessary to protect the other from any right of subrogation and/or liability in the event of such loss.

16.  LIEN FOR RENTS

     [INTENTIONALLY DELETED]

17.  ASSIGNMENT AND SUBLETTING

     (a) The Tenant shall not have the right, without first obtaining the Landlord's prior written consent, to assign or sublet any part or all the Premises to any party for any purpose.
Landlord's consent will not be unreasonably withheld, provided, however, (1) the Tenant remain fully liable for its obligations under the Lease; (2) the assignee or sublessee shall be "An
Approved Tenant" (as defined below); and (3) the Premises shall be operated as an "Approved Concept" (as defined below). The
Landlord, in its sole and absolute discretion, may withhold its approval if the aforementioned requirements are not satisfied.
For purposes of this Lease, the term "Approved Tenant" shall mean an assignee or sublessee who (i) has a minimum net worth of not less than Ten Million Dollars ($10,000,000.00) at the time of assignment or subletting; and (ii) operates not less than four
(4) full service restaurants or ten (10) fast food or "quick serve" restaurant concepts which are Approved Concepts. For purposes of this Lease, the term "Approved Concept" shall mean a restaurant concept which (i) is listed in the "Top 200 Restaurant
Chains" as ranked in the most recently published edition of the Nation's Restaurant News or similar publication selected by Landlord at the time of such assignment; (ii) is an approved restaurant concept by Landlord according to Landlord's then current underwriting and credit guidelines; and (iii) does not violate Landlord's then current concentration requirements. Notwithstanding the foregoing,
Tenant shall have the right (subject to Landlord's prior written approval, which approval shall not be unreasonably withheld) to sublet (but not assign) the Premises to any entity operating a full service, sit-down restaurant concept with not more than fifty percent (50%) of its gross sales derived from the sale of liquor, provided: (i) Tenant sublets the Premises within the first ten (10) Lease Years (after which period this right shall automatically terminate); (ii) the total number of such sublettings by Tenant (inclusive of the Premises) does not exceed two (2) for those properties identified on Exhibit "A" attached hereto; and (iii) the use of the Premises is not "Noxious or Offensive," as hereinafter defined. "Noxious or Offensive" shall be defined to mean a dance hall, off-track betting business, billiard or pool hall, bingo parlor, massage parlor, video game arcade, blood bank, night club, or adult book or adult video store (which are defined as stores in which any part of the inventory is not available for sale or rental to children under eighteen (18) years old, because such inventory explicitly deals with or depicts human sexuality).

     No assignment or subletting shall operate to release Tenant from its obligations under the Lease unless Tenant is specifically released by virtue of a separate written instrument executed by Landlord, which may be withheld in Landlord's sole discretion.

     Landlord's consent is not required for Tenant to assign this Lease or sublet the Premises to any entity which (i) is Tenant's parent organization, (ii) is any corporation a majority of whose voting stock is owned, directly or indirectly, by Tenant or Tenant's parent organization, (iii) as a result of consolidation, merger, or other reorganization with Tenant or Tenant's parent organization, will own all or substantially all of the voting stock of Tenant or Tenant's parent corporation, or (iv) acquires all or substantially all of the voting stock of Tenant or all or substantially all of the assets of Tenant; provided, however, that the Premises shall only be used as an Approved Concept (as defined above), and provided further that such assignee or sublessee shall execute and deliver to the Landlord a full and unconditional guaranty of the obligations of Tenant.

     (b) In the event of the subletting or assignment of this Lease, any monetary consideration obtained from an assignee or transferee (excluding, however, any monetary consideration paid solely for Tenant's Property, as defined in paragraph 3(a)(i) of this Lease) upon such subletting or assignment shall be paid to Landlord. In the event of the subletting or assignment of this Lease, if Tenant derives funds or rental income greater than what it is paying to Landlord under this Lease, the Annual Rent provided for herein shall be increased to that amount received by Tenant from sublessee or assignee of this Lease. In the event of the cessation of any such subletting or assignment, Annual Rent shall return to the amount provided for in the Rent Addendum.

     (c) Prior to any assignment allowed hereunder, Tenant shall deliver to Landlord (i) a copy of the assignment documents (including copies of any recorded documents), and (ii) the name, address and telephone number of such assignee and a designated contact person for such assignee, and (iii) a new insurance policy and binder complying with the terms of this Lease and naming such assignee as the tenant of the Premises. Notwithstanding anything herein to the contrary, in the event of any assignment of this Lease or subletting of the Premises, Tenant shall not be released from its obligations under this Lease unless specifically released by virtue of a separate written instrument executed by Landlord, which may be withheld in Landlord's sole discretion.

     (d) The Landlord shall have the right without limitation (subject to paragraph 11 hereof) to sell, convey, transfer or assign its interest in the Premises or its interest in this Lease, and upon such conveyance being completed all covenants and obligations of Landlord under this Lease accruing thereafter shall cease, but such covenants and obligations shall run with the land and shall be binding upon the subsequent landlord or owners of the Premises or of this Lease.


18.  SUBORDINATION, NON-DISTURBANCE, ATTORNMENT, ESTOPPEL
     CERTIFICATE.

     (a) Upon written request of the holder of any mortgage (which term "mortgage" shall also include deeds of trust) now or hereafter relating to the Premises, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument in the form customarily used by such encumbrance holder to effect such subordination; provided, however, as a condition of all such subordinations, the holder of such mortgage shall be first required to agree with Tenant that, notwithstanding the foreclosure or other exercise of rights under any such first or other mortgage, Tenant's possession and occupancy of the Premises and the improvements and its leasehold estate shall not be disturbed or interfered with nor shall Tenant's rights and obligations under this Lease be altered or adversely affected thereby so long as Tenant is not in default hereunder.

     (b) Notwithstanding anything set out in subparagraph (a) above to the contrary, in the event the holder of any such mortgage elects to have this Lease be superior to its mortgage, then upon Tenant's being notified to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, and Tenant shall execute, acknowledge and deliver an instrument, in the form customarily used by such encumbrance holder, effecting such priority.


     (c) In the event proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage made by Landlord covering the Premises, or in the event of delivery of a deed in lieu of foreclosure under such a mortgage Tenant will attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, and upon the request of the purchaser, Tenant shall execute, acknowledge and deliver an instrument, in form and substance satisfactory to such purchaser, evidencing such attornment.


     (d) Each party agrees, within fourteen (14) days after written request by the other, to execute, acknowledge and deliver to and in favor of any proposed mortgagee or purchaser of the Premises, an estoppel certificate, in the form customarily used by such proposed mortgagee or purchaser, stating, among other things (i) whether his Lease is in full force and effect, (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which Rent and other charges have been paid, and (iv) whether the party furnishing such certificate knows of any default on the part of the other party or has any claim against such party and, if so, specifying the nature of such default or claim.


     (e) Upon written demand by the holder of any mortgage covering the Premises, Tenant shall forthwith execute, acknowledge and deliver an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to such encumbrance holder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant's rights under this Lease, or terminating or declaring a default under this Lease.


19.  COOPERATION

     (a) Landlord shall fully cooperate with Tenant throughout the term of this Lease to secure or maintain proper zoning, building and other permits and compliance with all applicable laws. Landlord shall execute any petitions, requests, applications and the like as Tenant shall reasonably request in order to obtain any permit, license, variances and approvals which, in the reasonable judgment of Tenant, are necessary for the lawful construction and/or operation of Tenant's business on the Premises, provided, however, that Tenant shall indemnify and save Landlord harmless from any and all expenses, costs, charges, liabilities, losses, obligations, damages and claims of any type which may be imposed upon, asserted against or incurred by Landlord by reason of same.

     (b) In the event that Tenant elects to purchase the Premises pursuant to the terms and conditions of paragraph 11 hereof, Landlord shall have the right, in Landlord's sole discretion, to enter into an exchange agreement (the "Exchange Agreement") with a qualified intermediary (the "Intermediary") in order to effectuate a like-kind exchange of the Premises for one or more other properties (the "Replacement Property"). In that event, Landlord shall assign to the Intermediary all of Landlord's right, title and interest in the written contract for purchase and sale of the Premises entered into between Landlord and Tenant as required by paragraph 11 hereof (the "Purchase Contract"), and any deposit paid by Tenant in connection with the purchase of the Premises shall be placed directly with the Intermediary, subject to the terms and conditions of the Purchase Contract and the Exchange Agreement. Landlord and Tenant agree that, at Landlord's option (provided that Tenant shall incur no expense and that there shall be no adverse effect upon the interest in the Premises being purchased by Tenant), Tenant shall cooperate with Landlord in effecting a like-kind exchange of the Premises by Landlord pursuant to and in accordance with the provisions of
Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, which cooperation shall include, without limitation, Tenant's consent to Landlord's assignment of its interest in the Purchase Contract to the Intermediary and Tenant receiving or taking title to the Premises from the Intermediary or another third party utilized in the transaction in order to facilitate the like-kind exchange on behalf of Landlord.

20.  NOTICES

     All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by a nationally recognized overnight courier or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:
CNL APF PARTNERS, LP / CNL-BB Corp.
400 East South Street
Suite 500
Orlando, Florida 32801

with copy to:
Dale A. Burket, Esquire
Lowndes, Drosdick, Doster, Kantor, & Reed, P.A.
215 North Eola Drive
Post Office Box 2809
Orlando, Florida 32802

If to Tenant:
Stan Ereckson
VICORP RESTAURANTS, INC., a Colorado corporation
400 West 48th Avenue
Denver, Colorado 80216

     Any party may change its address for notices by written notice in like manner as provided in this paragraph and such change of address shall be effective seven (7) days after the date notice of such change of address is given. Notice for purposes of this Lease shall be deemed given at the date or time of receipt or attempted delivery, as indicated on the return receipt or the courier's records.

21.  INDEMNIFICATION

     Tenant does hereby indemnify and exonerate Landlord against and from all liabilities, losses, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or asserted against or incurred by Landlord by reason of any of the following occurring:

     (a) any work or thing done in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises;

     (b) any use, possession, occupation, operation, maintenance or management of the Premises or any part hereof;

     (c) any failure to, or to properly, use, possess, occupy, operate, maintain or manage the Premises or any part thereof;

     (d) the condition, including environmental conditions, of the Premises or any part thereof;

     (e) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

     (f) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof including any sidewalk adjacent thereto; or

     (g) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

22.  HOLD HARMLESS

     Tenant agrees to hold Landlord harmless against any and all claims, damages, accidents and injuries to persons or property caused by or resulting from or in connection with anything in or pertaining to or upon the Premises during the term of this Lease or while Tenant is occupying the Premises, except if such claim, damage, accident or injury shall be caused by the negligence of Landlord or its agents. Landlord shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees or any other person whomsoever for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants or employees or of any other person entering the building under expressed or implied invitation by Tenant or due to any other cause whatsoever, unless caused by the negligence or neglect of Landlord, its employees or its authorized representatives.

23.  LANDLORD'S LIABILITIES

     The term "Landlord" as used in this Lease means the owner from time to time of the Premises. Neither Landlord nor any partner, shareholder or beneficiary thereof shall have any personal liability with respect to any of the provisions of this Lease and if Landlord is in default with respect to its obligations hereunder Tenant shall look solely to the equity of Landlord in the Premises.

24.  SUCCESSORS

     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

25.  ENTIRE AGREEMENT/MEMORANDUM OF LEASE

     This Lease contains the entire agreement between the parties hereto and may not be modified in any manner other than in writing signed by the parties hereto or their successors in interest. A memorandum of this Lease shall be executed by the parties and shall be recorded in the official records of the county where the Premises are located.

26.  GENDER

     Whenever the context hereof permits or requires, words in the singular may be regarded as in the plural and vice-versa, and personal pronouns may be read as masculine, feminine and neuter.

27.  BROKERAGE FEES

     It is understood and agreed that neither party has incurred any real estate brokerage fees or commissions arising out of this Lease and each party agrees to hold the other harmless from and against all such fees and commissions incurred, and costs related thereto including legal fees, as a result of its own conduct or alleged conduct.

28.  CAPTIONS

     The captions of this Lease are for convenience only, and do not in any way define, limit, disclose, or amplify terms or provisions of this Lease or the scope or intent thereof.

29.  LANDLORD'S RIGHT TO CURE

     In the event Tenant shall fail, refuse or neglect to perform, observe or comply with any term, condition, covenant, agreement or obligation contained in the Lease on its part to be performed or complied with, then Landlord may, at its sole option, after expiration of any applicable notice and cure period (except in case of an emergency) enter upon the Premises, if deemed necessary by Landlord in its reasonable discretion, and/or do whatever may be deemed necessary by Landlord in its reasonable discretion to cure such failure by Tenant. Tenant shall pay to Landlord within five (5) days of Landlord's request, all costs incurred by Landlord in connection with Landlord's curing of such failure by Tenant including, but not limited to, reasonable attorney and paralegal fees whether or not judicial proceedings are involved. In addition to the above costs, in the event Landlord does not receive payment from Tenant when due hereunder, interest at the rate of eighteen percent (18%) per annum or, if less, the highest rate allowable by law shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

30.  COMMITMENT LETTER

     [INTENTIONALLY DELETED]

31.  NOT A SECURITY ARRANGEMENT

     The parties hereto agree and acknowledge that this transaction is not intended as a security arrangement or financing secured by real property, but shall be construed for all purposes as a true lease.

32.  NET LEASE

     It is the intention of the parties hereto that this Lease is and shall be treated as a triple net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate (except as expressly provided in paragraph 4(a)) nor shall Tenant be entitled to any abatement, suspension, deferment, reduction (except as expressly provided in paragraph 6(b) hereof), set-off, counterclaim, or defense with respect to the rent, nor shall the obligations of Tenant hereunder be affected by reason of: any damage to or destruction of the Premises or any part thereof; any taking of any Premises or any part thereof or interest therein by Condemnation or otherwise (except as expressly provided in paragraph 6(b) hereof); any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises or any part thereof (except to the extent caused solely by the intentional wrongful conduct of Landlord), or any interference with such use, occupancy or enjoyment by any person or for any other reason; any title defect or encumbrance or any matter affecting title to the Premises or any part thereof; any eviction by paramount title or otherwise; any default by Landlord hereunder; any proceeding relating to Landlord; the impossibility or illegality of performance by Landlord, Tenant or both; any action of governmental authority; any breach of warranty or misrepresentation; any defect in the condition, quality or fitness for use of the Premises or any part thereof; or any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

33.  WAIVER

     No waiver by Landlord of any provision hereof shall be deemed a wavier of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

34.  TIME OF THE ESSENCE

     Landlord and Tenant agree that time shall be of the essence of all terms and provisions of this Lease.

35.  GOVERNING LAW

     This Lease shall be construed in accordance with the laws of the state in which the Premises is located.

[Signatures on Next Page]

     IN WITNESS WHEREOF, Seller and Buyer have entered into this Agreement as of the date shown hereinabove.

Signed, sealed and delivered                      "TENANT"
in the presence of:
                                   VICORP RESTAURANTS, INC., a
                                   Colorado corporation


                                   By: /s/Charles R. Frederickson
                                       --------------------------
Name: /s/ Stanley Ereckson Jr.     Name: Charles R. Frederickson
     -------------------------           -----------------------
     Stanley Ereckson, Jr.         As Its: President
                                           ---------
Name: /s/ Gary F. Burke
     ------------------
     Gary F. Burke

STATE OF COLORADO
COUNTY OF  DENVER

       The foregoing instrument was acknowledged before me this 25th day of October 1999, by Charles R. Frederickson, as
President of VICORP RESTAURANTS, INC., a Colorado corporation, on behalf of the corporation.


                                   /s/ Toni A. Schreivogel
                                   -----------------------
          (NOTARY SEAL)            Notary Public, State of Colorado

                                   Printed Name: Toni A. Schreivogel
                                                 -------------------
                                   Notary Commission No. n/a
                                                         ---
                                   My Commission Expires: 8/25/2002
                                                          ---------
Exhibit "A" - Legal Description
Exhibit "B" - List of Properties for Cross-Default


                                        "LANDLORD"

                                 CNL APF PARTNERS, LP, a
                                 Delaware limited partnership

                                 BY: CNL APF GP Corp.,  a
                                     Delaware corporation, as general partner


                                     By: /s/ John T. Walker
                                        -------------------
Name: /s/ Lisa M. Fannin                John T. Walker, as President
     -------------------
     Lisa M. Fannin

Name: /s/ Stephanie J. Newell
     ------------------------
     Stephanie J. Newell

STATE OF FLORIDA
COUNTY OF ORANGE

      The foregoing instrument was acknowledged before me this 25 day of October, 1999, by John T. Walker, as President of CNL APF GP CORP., a Delaware corporation, as General Partner of CNL APF PARTNERS, LP, a Delaware limited partnership, on behalf of the limited partnership.


                                   /s/ Kay Cooksey
                                   ---------------
          (NOTARY SEAL)            Notary Public, State of Florida

                                   Printed Name:
                                   Notary Commission No.
                                   My Commission Expires:


                                        "LANDLORD"

                                   CNL-BB CORP., a Florida corporation


                                            By: /s/ Robert A.Bourne
Name: /s/ Lisa M. Fannin                       --------------------
     -------------------                       Robert A. Bourne, as
     Lisa M. Fannin                            President


Name: /s/ Bonnie P. Burgess
     ----------------------
     Bonnie P. Burgess

STATE OF FLORIDA
COUNTY OF ORANGE

       The foregoing instrument was acknowledged before me this 26th day of October 1999, by Robert A. Bourne, as
President of CNL-BB CORP., a Florida corporation, on behalf of the corporation.


                                   /s/ Stephanie J. Newell
                                   -----------------------
          (NOTARY SEAL)            Notary Public, State of Florida

                                   Printed Name:
                                   Notary Commission No.
                                   My Commission Expires:




                          EXHIBIT "A"
                    Property Description
                    --------------------
Landlord                           Landlord
----------------                   ----------------
CNL APF Partners, L.P.             CNL-BB Corp.
----------------------             ------------

4839 West 111th Street             3000 Oak Grove Road
Alsip, IL 60658                    Downers Grove, IL 60515

4849 West 79th Street              18849 Dixie Highway
Burbank, IL 60459                  Homewood, IL 60430

7105 Cherryvale North Boulevard    942 South LaGrange Road
Cherry Valley, IL 61016            LaGrange, IL 60525

560 Waukegan Road                  1195 South Milwaukee Avenue
Deerfield, IL 60015                Libertyville, IL 60048

3545 Ridge Road                    8584 Dempster Street
Lansing, IL 60438                  Niles, IL 60714

4721 Lincoln Mall Drive            270 East Northwest Highway
Matteson, IL 60443                 Palatine, IL 60067

6431 - 127th Street                200 Skokie Boulevard
Palos Heights, IL 60463            Wilmette, IL 60091

1510 East Main Street
St. Charles, IL 60174

420 East Ogden Avenue
Westmont, IL 60559

7409 South Kingery Highway
Willowbrook, IL 60521

8140 Mississippi Street
Merrillville, IN 46410

12951 Riverdale Crossing
Coon Rapids, MN 55448

1861 Madison Avenue
Mankato, MN 56001

5425 "L" Street
Omaha, NE 68117


                        RENT ADDENDUM
                     TO LEASE AGREEMENT

     THIS RENT ADDENDUM dated October 28, 1999, by and between CNL-PARTNERS, a Delaware limited partnership and CNL-BB CORP., A Florida corporation as
"Landlord", and VICORP RESTAURANTS, a Colorado corporation, as "Tenant", for properties described on Exhibit "A", is attached to and made a part of that certain Lease Agreement by and between Landlord and Tenant of even date herewith
(the "Lease"). Notwithstanding any other provision to the contrary which maybe contained in said Lease, it is specifically agreed by and between Landlord and Tenant as follows:

     (a) Commencement of Rent. On the date thereof, Landlord has simultaneously entered into the Lease with Tenant pursuant to which Tenant has agreed to lease from Landlord the Premises and all improvements now for thereafter constructed thereon. Payment of Interim Rent
(if applicable), and Annual Rent shall commence as of the Effective Date as provided herein, notwithstanding that the improvements may not be constructed or complete at that time.

     (b)  Interim Rent

     [INTENTIONALLY DELETED]

     (c)  Annual Rent

       (i) Beginning on the Effective Date, Tenant covenants and agrees to pay to Landlord annual rent ("Annual Rent") in the annual amount $2,865,615 for all locations, payable to Landlord in equal monthly installments in the amount $238,801 for all locations monthly in advance, on the first (1st) day of each month
       (ii)   Increases in Annual Rent.
Commencing at the end of the fifth (5th) Lease
Year after the Effective Date, and on each fifth (5th) anniversary of such date thereafter during the term of this Lease (and any extension thereof), Annual Rent shall be increased by an amount equal to ten percent (10%) of the Annual Rent payable during the immediately preceding Lease
Year.
       (iii)  Partial Months.  If the date on which
Annual Rent shall be first due and payable shall fall on any other than the first day of a calendar month, then rent for the partial rental month shall be prorated on a per diem basis on the first annual Rent payment and shall be paid by Tenant to Landlord for such month.

     (c)  Percentage Rent

     [INTENTIONALLY DELETED]

     (d) Reporting. Tenant shall, during the term of this Lease and any extensions thereto: keep books and records reflecting its financial condition including, but not limited to, the operation of the Premises in accordance with generally accepted accounting principles consistently applied. Tenant shall provide Landlord with unaudited year end financial statements including operating statements and balance sheets and Form 10 K's and Form 10Q's within ten
(10) days after they are generated for Tenant. Landlord shall have the right, at its sole cost and expense, from time to time during normal business hours and at times reasonably convenient to Tenant, to examine such books, records and accounts at the offices of Tenant or other entity as is maintaining such books, records and accounts, and to make such copies or extracts thereof as Landlord shall desire.

     (e) Sales/Use Tax. Tenant shall also pay to Landlord any sales and use tax imposed on any Rents payable hereunder from time to time by state law or any other governmental entity, which sums are due monthly as to monthly rent payments on the due date of the rent payment under this Lease.

     (f) Late Charges. In the event any installment of rent due hereunder (including Interim Rent and Annual Rent) is not received by Landlord within ten (10) days of its respective due date, there shall be an automatic late charge due to Landlord from Tenant in the amount of five percent (5%) of such delinquent installment of rent. All such late charges due hereunder shall be deemed additional Rent, and are not penalties but rather are charges attributable to administrative and collection costs arising out of such delinquency. In addition to such late charge, in the event Landlord does not receive Rent within ten (10) days after the due date, interest shall be due at the lesser of eighteen percent (18%) per annum or the maximum rate allowable by law with respect to such payment from the due date thereof until Landlord receives such payment.

     (g) Payments of Rents. Except as provided in the following sentence, all rent payments shall be made by check payable to the order of Landlord and shall be sent to 400 East South Street, Suite 500, Orlando, Florida 32801,or to such other place or places Landlord or its successors or assigns, respectively, may from time to time designate in writing. In the event Tenant is late in the payment of Interim or Annual Rent on three (3) or more occasions, and if Landlord shall so request, Tenant shall establish arrangements whereby Rent is transferred by wire or other means directly from Tenant's bank account to such account as Landlord may designate.

     (h) No Abatement. Unless otherwise stated in the Lease, no abatement, offset, diminution or reduction (a) of Rent, charges or other compensation, or (b) of Tenant's other obligations under this Lease shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever.

Initialed for Identification:

By Landlord: /s/ John T. Walker, /s/ Robert A. Bourne
            -----------------------------------------
By Tenant: /s/ Charles R. Frederickson
          ---------------------------